SCHEDULE 14A
(Rule 14a–101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:

[ ] Preliminary proxy statement	[ ]	Confidential, For Use of the
Commission Only (as permitted by
Rule 14a–6(e)(2))

[   ] Definitive Proxy Statement
[ x ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a–11(c) or Rule 14a–12

SPACELABS MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
[   ] No fee required.
[   ] Fee computed below per Exchange Act Rules 14a–6(i)(1) and 0–11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[X]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

15220 N.E. 40th Street
P.O. Box 97013
Redmond, WA 98073-9713
425-882-3700

June 21, 2002

Dear Spacelabs Medical shareholder:

We have not yet received your proxy for the special meeting to consider the proposed all cash transaction that would result in Instrumentarium Corporation acquiring Spacelabs. The meeting is scheduled for July 3, 2002 and all proxies must be received no later than July 2, 2002.

I sincerely believe that as a shareholder you will want to have your shares represented and voted the way you wish at the meeting. Because approval of the merger requires a majority of outstanding shares voting “FOR”, failure to vote is like voting against the proposal.

You may cast your vote in any of the manners described on the enclosed proxy form.

Thank you for your cooperation in this very important matter.

Sincerely,

Spacelabs Medical